EXHIBIT 12.2

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
Pursuant to Rule 13a-14(a) under the Securities Exchange Act of 1934, as amended

I, Dror Israel, certify that:

1.	I have reviewed this Annual Report on Form 20-F/A, Amendment No. 1, of EZchip Semiconductor Ltd.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: September 26, 2011

By:  /s/ Dror Israel*
       Dror Israel
       Chief Financial Officer

* The originally executed copy of this Certification will be maintained at the Company's offices and will be made available for inspection upon request.